Registration No. 024-11980

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

HIMALAYA TECHNOLOGIES, INC.

Formerly HOMELAND RESOURCES, LTD.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1 E. Erie St., Ste. 525, Unit #2420

Chicago, IL 60611

(630) 708-0750

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Vikram Grover

Chief Executive Officer

1 E. Erie St., Ste. 525, Unit #2420

Chicago, IL 60611

(630) 708-0750

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5511	26-0841675
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission.

This Amendment No.7 to the Offering Statement on Form 1-A filed by Himalaya Technologies, Inc. is being filed solely to include (unaudited) Financial Statements from the Company’s most recently reported period and is updated accordingly and removes the previously filed Exhibit 6.4 which non-binding letter of intent was terminated with no break-up fees or penalties as detailed in the Company’s 8-K filed January 13, 2023. This Amendment No.7 amends and restates all prior amendments filed by the Company.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED January 19, 2023

Himalaya Technologies, Inc.

MAXIMUM OFFERING AMOUNT: $3,000,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 1,500,000,000

This is a public offering (the “Offering”) of securities of Himalaya Technologies, Inc., a Nevada corporation (the “Company”). We are offering a maximum of One Billion Five Hundred Million (1,500,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) via subscription at an offering price of Two Tenths of One Cent ($0.002) per share (the “Shares”) pursuant to Tier 2 of Regulation A+.

This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all the 1,500,000,000 shares of Common Stock offered for subscription hereby, (b) January 17, 2024, subject to extension, in the sole discretion of the Company, not to exceed one year from qualification of the Offering, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”).

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Company Overview

Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (“HMLA,” “us,” “we,” the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2003. The Company’s principal historical activities had been the acquisition of a mineral property in the State of New Mexico. During the fiscal year ended July 31, 2010, the Company began to acquire working interests in a seismic exploration program as well as a drilling program in crude oil and natural gas properties in Oklahoma. Prior to July 31, 2019, the Company discontinued the exploration and drilling in Oklahoma and New Mexico. The Company has leases on two properties that were fully depleted prior to July 31, 2019. Over the past few years, the company generated approximately $1,500 per year of net revenue from these leases. We have an agreement in principle to divest the mineral, oil and natural gas properties to the Company’s former CEO and are also entertaining offers from the owner of the properties to assume control of and/or purchase the assets, though no formal agreement has been signed. Our intended plan of operations is to develop and enhance our social site Kanab.Club targeting health and wellness in the cannabis media market supplemented by strategic acquisitions and investments in GenBio, Inc. and other potential to be determined opportunities. On June 28, 2021 the Company amended its Articles of Incorporation to change the name of the Company to Himalaya Technologies, Inc.

Our business plan includes completing our social site Kanab.Club targeting health and wellness focused on the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing our planned 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. In the future, in partnership with GenBio, Inc., we plan to introduce a health and wellness energy and anti-inflammatory beverage product under the brand “FOMO” or other to drive growth. We are currently in preliminary discussions with co-pack and distribution companies, and GenBio, Inc. is formulating its extracts and obtaining laboratory certification for this planned consumer beverage, though there can be no assurance of a successful product formulation or distribution.

The Company’s shareholder voting control is effectively controlled by its chairman and CEO, Vikram P. Grover, due to his ownership of (i) all 1,000,000 of the outstanding shares of the Company’s Series C Preferred Stock which has voting power of 100,000 votes per share and (ii) 174,594 shares of the Company’s Series B Preferred Stock (27.4% of that class’s outstanding shares) which have 1,000 votes per share. With this voting power, Mr. Grover, can determine the outcome of any matter put to a shareholder vote including taking corporate actions by shareholder consent.

The Company’s Common Stock is fully reporting under the 1934 Act and is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “HMLA,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution – Exchange Listing” of this Offering Circular.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.002 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Himalaya Technologies, Inc. and its subsidiaries.

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No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company
Per Share(1)	$0.002	$0.00	$.002
Maximum Offering	$3,000,000.00	$0.00	$3,000,000.00	(2)

(1)	Price above in the table is common stock subscription price; per share commissions and proceeds to the Company figures above reflect only the common stock subscription amounts.

(2)	Does not account for the payment of offering expenses, estimated at $12,000.00. See “Plan of Distribution” for further detail.

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is January 19, 2023

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular other than Dalmore Securities. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Kanab Club,” “Himalaya Technologies,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Himalaya Technologies, Inc. Our Stock is listed as “HMLA” under the OTCMarkets.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the audited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Himalaya Technologies, Inc., a Nevada corporation.

Company Overview

Our intended plan of operations is to develop and enhance our social site Kanab.Club targeting health and wellness in the cannabis media market supplemented by strategic acquisitions and investments in GenBio, Inc. and other potential to be determined opportunities. On June 28, 2021 the Company amended its Articles of Incorporation to change the name of the Company to Himalaya Technologies, Inc.

Our business plan includes completing our social site Kanab.Club targeting health and wellness focused on the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing our planned 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. In the future, in partnership with GenBio, Inc., we plan to introduce a health and wellness energy and anti-inflammatory beverage product under the brand “FOMO” or other to drive growth. We are currently in preliminary discussions with co-pack and distribution companies, and GenBio, Inc. is formulating its extracts and obtaining laboratory certification for this planned consumer beverage, though there can be no assurance of a successful product formulation or distribution.

KANAB CORP. is a development stage company targeting information services for the cannabis industry using its social site Kanab.Club. We do not offer e-commerce services at this time or touch the cannabis plant and, given these matters, do not believe regulatory oversight or rules of law are a risk factor to our business.

On November 28, 2021 we issued 99,686 series B Preferred shares of stock for 2,036,188 common shares of GenBio, Inc., representing 19.9% ownership in GenBio. Based on a stock price at closing of .0019 and 99,686,000 common stock equivalents, this values the investment at $189,749. The GenBio transaction is being accounted for as an investment on our balance sheet. We will not consolidate GenBio’s financial statements.

On January 1, 2022, the Company executed a 19.9% stock purchase with The Agrarian Group LLC (“TAG”; http://www.theagrariangroup.com/), a provider of digital intelligence “AgtechDi” software designed from its granted patents to optimize the food supply chain by increasing food safety and profitability for growers who operate vertical farms, greenhouses, converted shipping containers, and other forms of controlled environment agriculture. TAG is focusing its technology on the broad produce market, but in the future may offer it to cannabis cultivators. TAG is a software platform and will never touch the cannabis plant, eliminating regulatory risk, in our view. Under the Investment Agreement, we issued TAG 99,686 Series B Preferred shares in exchange for 1,242,000 Class A Membership units of TAG. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841. The TAG transaction is being accounted for as an investment on our balance sheet. We will not consolidate TAG’s financial statements.

The Company has one wholly owned subsidiary, KANAB CORP. The Company has two investments, GenBio, Inc. and The Agrarian Group, LLC. The Company owns 19.9% of GenBio and 19.9% of The Agrarian Group.

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Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the audited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Himalaya Technologies, Inc., a Nevada corporation.

Issuer:	Himalaya Technologies, Inc.

Shares Offered:	A maximum of One Billion Five Hundred Million (1,500,000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of Two Tenths of One Cent ($0.002) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	147,201,861 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	1,647,201,861 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Two Tenths of One Cent ($0.002).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “HMLA.”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:	A maximum of One Billion Five Hundred Million (1,500,000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of Two Tenths of One Cent ($0.002) per share (the “Shares”) for gross proceeds of $3,000,000.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:	If we sell all the Shares being offered, our net proceeds (there are no commissions) will be $3,000,000.00. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	1 E. Erie St., Ste. 525, Unit #2420, Chicago, IL 60611 https://www.himalayatechnologies.com (630) 708-0750

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THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

Our ongoing reporting obligations of a Tier 2 issuer will be met because we already file regular reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 as an SEC reporting company.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Himalaya Technologies,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Himalaya Technologies, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Himalaya Technologies, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended July 31.

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OUR BUSINESS

Corporate History and Information

Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2003. The Company’s principal historical activities had been the acquisition of a mineral property in the State of New Mexico. During the fiscal year ended July 31, 2010, the Company began to acquire working interests in a seismic exploration program as well as a drilling program in crude oil and natural gas properties in Oklahoma. Prior to July 31, 2019 the Company discontinued the exploration and drilling in Oklahoma and New Mexico. The Company has leases on two properties that were fully depleted prior to July 31, 2021. Over the past few years, the company generated approximately $1,500 per year of net revenue from these leases.

On November 8, 2022, we agreed to divest our minority investment in these working interests, which are held by Ranken Energy Corporation, to our former CEO David St. James for $112,000, which was paid in the form of cancellation of a loan to us and accrued compensation owed to Mr. St. James. On November 8, 2022, we assigned Power of Attorney (“POA”) to Mr. St. James, who has acquired and will receive the assets under his name in exchange for cancellation of his loan to us and accrued compensation owed to him. Transfer of said assets including recording of new deeds for associated real estate and/or distribution of cash from the proceeds of any asset sales by Ranken Energy Corporation, if sold to a third party, will be handled by Mr. St. James and Ranken Energy Corporation. The Ranken Energy oil and natural gas wells generate nominal revenues, are fully depleted on our books, and are non-core to our growth strategy in health and wellness investments.

Our intended plan of operations is to develop and enhance our social site Kanab.Club targeting health and wellness in the cannabis media market supplemented by strategic acquisitions and investments in GenBio, Inc. and other potential to be determined opportunities. On June 28, 2021, the Company amended its Articles of Incorporation to change the name of the Company to Himalaya Technologies, Inc.

Our business plan includes completing our social site Kanab.Club targeting health and wellness focused on the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing our planned 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. In the future, in partnership with GenBio, Inc., we plan to introduce a health and wellness energy and anti-inflammatory beverage product under the brand “FOMO” or other to drive growth. GenBio, Inc. is formulating its extracts and obtaining laboratory certification for this planned consumer beverage, though there can be no assurance of a successful product formulation or distribution.

On June 1, 2022, we signed a co-pack agreement to create 500 cases of “FOMO CAN” with 24 units per case with a manufacturer in the Midwest. Costs include $50,000 for formulation of the product due to our minority investment GenBio Inc. and $20,000 for manufacturing due to the supplier. A trial run is contemplated with channel partners of the manufacturer, which makes and sells sodas and adult beverages in 32 states. The product is intended to provide anti-inflammatory and anti-blood pressure benefits and is anticipated to be a revolutionary health drink with no caffeine.

Our affiliate FOMO WORLDWIDE, INC.’s (OTC: FOMC; p/k/a “FOMO CORP.”) trademark application for “FOMO” for health and beauty beverages and canned drinks using nutraceuticals passed the objection window that was initiated September 27, 2022 through publication in the USPTO Gazette. Effective November 22, 2022, a notice of allowance (“NOA”) for “FOMO” for health and beauty beverages and canned drinks using nutraceuticals was issued to FOMO WORLDWIDE, INC. by the USPTO. As a result, according to the USPTO, the trademark will be issued upon delivery of proof and plans for commercialization.

Our plans for commercialization are that we are working with FOMO WORLDWIDE, INC. to activate our signed co-pack agreement with Sprecher Brewing Co. and to formulate a non-caffeinated health beverage called “FOMO CAN” or similar with formulation and ingredients from our minority investment GenBio, Inc (“GenBio”; HMLA has a 19.9% equity ownership). We intend to enter into a royalty arrangement with FOMO WORLDWIDE, INC. for access to the future trademark on a % of revenues basis from sales of FOMO CAN or similar. We intend to offer the product on a B2B basis through Sprecher’s 32-state distribution directly to points of sale including Big Box retailers, through national retail distribution channels including fast casual convenience stores targeting consumers and businesses, and on a B2C and B2B basis through online channels including social media such as our wholly owned cannabis health and wellness site Kanab Club (https://www.kanab.club/).

KANAB CORP. is a development stage company targeting information services for the cannabis industry using its social site Kanab.Club. We do not offer e-commerce services at this time or touch the cannabis plant and, given these matters, do not believe regulatory oversight or rules of law are a risk factor to our business.

On November 28, 2021 we issued 99,686 series B Preferred shares of stock for 2,036,188 common shares of GenBio, Inc., representing 19.9% ownership in GenBio. Based on a stock price at closing of .0019 and 99,686,000 common stock equivalents, this values the investment at $189,749. The GenBio transaction is being accounted for as an investment on our balance sheet. We will not consolidate GenBio’s financial statements.

On January 1, 2022, the Company executed a 19.9% stock purchase with The Agrarian Group LLC (“TAG”; http://www.theagrariangroup.com/), a provider of digital intelligence “AgtechDi” software designed from its granted patents to optimize the food supply chain by increasing food safety and profitability for growers who operate vertical farms, greenhouses, converted shipping containers, and other forms of controlled environment agriculture. TAG is focusing its technology on the broad produce market, but in the future may offer it to cannabis cultivators. TAG is a software platform and will never touch the cannabis plant, eliminating regulatory risk, in our view. Under the Investment Agreement, we issued TAG 99,686 Series B Preferred shares in exchange for 1,242,000 Class A Membership units of TAG. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841. The TAG transaction is being accounted for as an investment on our balance sheet. We will not consolidate TAG’s financial statements.

The Company has one wholly owned subsidiary, KANAB CORP. The Company has two investments, GenBio, Inc. and The Agrarian Group, LLC. The Company owns 19.9% of GenBio and 19.9% of The Agrarian Group.

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Business Overview: Kanab Club

Kanab Club (www.kanab.club) is operated through our wholly owned subsidiary, KANAB CORP., which we purchased on July 31, 2022 for 300,000 shares of our Class B Preferred Shares, which are convertible into to 300,000,000 shares of our common stock, which were allocated equally to its two owners, our CEO Vikram P. Grover and our affiliate entity FOMO WORLDWIDE, INC.

Kanab.Club is a functional social site written on proprietary coding that is modular and infinitely scalable. Today, users 18 or older can create an account, fill out their profile, message other members, chat on a general feed, and access third party content like WeedMaps or Discord. The site allows users to invite friends to join the club, and it also has a friend recommendation engine that today is set to random, but in the future can be set to age, city, state, geography, or any other preferences. This means it can easily be adapted in a module to a “420” dating site for users that require cannabis friendly for social interaction.

The site was in closed beta with several dozen users in 2021 and released in open beta end of summer 2021. It has not crashed or experienced any downtime despite numerous attempts by external parties and internal employees and affiliates. Looking ahead, Himalaya intends to build out a cannabis and AgTech stock chat room (commencing now), 420 friendly dating, e-commerce when federal laws allow financial services for the cannabis industry, advertising, and mobile apps including iOS and Android. Today the site is live with a small user base of several hundred and is pre-revenue. We have not marketed it as it is not ready for full commercial launch. But more and more states are legalizing cannabis, the federal government appears close to authorizing financial services for cannabis if not outright decriminalizing it, and the industry overall has a huge population of individuals that use THC (intoxicating) or CBD (non-intoxicating) cannabis products.

Management believes it is inevitable that cannabis goes mainstream setting this site up for success in the future as an early mover in the cannabis information and social networking markets.

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Minority Investment: GenBio, Inc.

GenBio, Inc. (“GenBio”) is a biotechnology company incorporated in Delaware, December 28, 2018, with U.S. headquarters in Aliso Viejo, CA. Its mission is to develop an entirely new class and platform of molecules with more potent anti-inflammatory activity without the gastrointestinal side effects of NSAIDs or the cardiovascular side effects of other inhibitors. The company seeks to address these serious limitations and be a world leader for a new class of inhibitor-based drugs. NSAID stands for non-steroidal anti-inflammatory drugs; they work by inhibiting the activity of cyclooxygenase enzymes (the COX-1 and COX-2 isoenzymes). In cells, these enzymes are involved in the synthesis of key biological mediators, namely prostaglandins, which are involved in inflammation, and thromboxanes, which are involved in blood clotting1. Gen Bio’s lead formulation has resulted in its own proprietary nutraceutical brand, ImmuneResQ ™.

GenBio and its scientific teams have designed an Investigational New Drug (IND) research program for a new generation of anti-viral drugs, including Covid-19, ready to begin the IND research program with funding through the Use of Proceeds of this Offering, and intends to advance into preclinical trials novel therapeutics from largely unknown natural extracts. If our maximum Offering of $3 million USD is filled, we would intend to fund $1 million USD to GenBio over the next 3 years to fund this endeavor.

Management believes that the IND program should see an entirely new generation of more effective anti- inflammatory drugs and fill an urgent market gap, and that GenBio is uniquely placed through ongoing collaboration with research teams to be the worlds’ leading research company in this specialized field and identify the core molecule(s) and platform responsible for the far more effective alleviation of numerous medical conditions

Management’s objective with GenBio is effect a trade, sale, or divest specified R&D assets within 18 months with a suitable (Pharmaceutical) company seeking a new generation of anti- inflammatory drugs.

Minority Investment: The Agrarian Group, LLC

The Agrarian Group LLC (“TAG”) was founded in 2012 by its CEO John New and specializes in Controlled Environment Agriculture (CEA). It is a full-service provider with a suite of software, services, and funding solutions, tailored to help each of its clients grow smarter. Its software is built on its granted patents and is for active growers who seek to increase food safety and profitability. Its consulting is built on decades of experience and is for prospective growers or any organization that seeks guidance in navigating the complexity of CEA. It is also actively developing food marketplace software and a mobile app that will optimize supply and demand to reduce food cost and reduce food waste.

The business was developed from Mr. New’s early experience in hydroponic farming. In 2018 and 2019, the U.S. Patent and Trademark Office (USPTO) granted the utility patents for John’s inventions that he had files several years prior. The patents are foundational for TAG’s work in advancing plant and animal agriculture, through advanced sensors, monitoring, food safety protocols, artificial intelligence, and the overall optimization of the food supply chain.

●	PATENT: US 10,068,195, issued in 2018: Methods and systems for managing product distribution and data hub for connecting and integrating related systems (https://patents.google.com/patent/US10068195B2/en?oq=US+10%2c068%2c195)
●	PATENT: US 10,438,160 issued in 2019: Data hub for repurposing of nutrients and reverse distribution system (https://patents.google.com/patent/US10438160B1/en?oq=US+10%2c438%2c160)

Management’s objective for the holding of TAG is for it to create steady repeating revenue over the next three to five years. We anticipate its revenue deriving from its consulting services for CEA, micro-farming and local distribution in urban “food deserts,” and selling and installing CEA set ups.

1 Sourced from Wikipedia at: https://en.wikipedia.org/wiki/Nonsteroidal_anti-inflammatory_drug; accessed on August 25, 2022.

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Business Focus

Notwithstanding the foregoing and the Company’s current balance sheet, Kanab Club is and will be for the foreseeable future of the Company, its primary business and its primary focus is to be an operating business, not a holding company of minority investments in other companies. Management is working towards and expects the Company’s balance sheet to reflect that focus, such that it will not be within the 40% threshold of having the value of its investment securities (its 19.99% interests in TAG and GenBio) exceed 40% of the value of the Company’s total assets.

On August 22, 2022, the Company engaged Brokerwebs LLC to design and build a stock chat room for cannabis and AgTech stocks for our 100% owned cannabis information site www.Kanab.Club. A copy of the statement of work is attached herein as Exhibit 6.2. Version 1.0 of the stock chat room was launched on December 18, 2022.

COVID-19 Pandemic Threat and Continuity Plan

Due to current events involving the global COVID-19 pandemic, Himalaya Technologies, under the guidance of its President, is reviewing procedures to monitor current events as they relate to our business and to be prepared to respond to any potential threats or issues in order to protect the Company and its assets. We are also in the process of reviewing plans to locate a back office for our corporate records and information at a location to be designated so that in the event that access to the Company’s offices are restricted, the Company is able to continue with its business and operations.

The Company’s operations may be adversely affected by the ongoing outbreak of the Coronavirus Disease 2019 (COVID-19) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the HMLA’s financial position, operations, and cash flows.

Possible effects may include, but are not limited to, disruption to the Company’s operations, inability of management team members and other key personnel and consultants to provide services or provide services in a timely manner, unavailability of equipment, parts and supplies used in operations, lack of access to maintenance and repair facilities, and a decline in the value of the Company’s assets including its equipment and its digital properties.

Additionally, it is possible that the Company is not able to obtain financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely that it will be forced to cease its operations. The impact of smaller companies such as HMLA having to cease operations due to effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Employees, Directors, and Contracted Parties

Other than our CEO and Chairman, Vikram Grover, we have no full-time or part-time employees of our business or operations who are employed by us. We have contracted with computer programmers for the development of our Kanab.Club social media web site and use consultants for financial services and support at the holding company level.

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Vikram Grover has 25 years-experience on Wall Street as an equity research analyst, investment banker and consultant that has been advising, financing, and launching businesses for several years. He has worked at Thomas Weisel Partners Group, Inc. (now Stifel Nicolaus), Needham& Co., Source Capital Group, Inc. and Kaufman Bros., LLC in various capacities ranging from Director of Research, Senior Managing Director Investment Banking, and Managing Director Equity Research covering Telecommunications, Media, and Technology (“TMT”) companies. From 1995 – 2015, Vikram Grover worked in various capacities on Wall Street as a FINRA registered representative, including sell-side equity research, investment banking, and financial advisory services. From 2015 – 2017, he was CEO of Good Gaming, Inc., a publicly-traded operator of eSports tournaments and content services. From 2019 to today, he has been CEO, CFO, Secretary and Director of FOMO CORP., a publicly traded business incubation platform for tech companies. Effective June 2021, he was named CEO, CFO, Secretary and Director of Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (OTC:HMLA), a publicly traded health and wellness holding company. Since 2015, Mr. Grover has also provided management consulting services under the d/b/a “IX Advisors”. He has a bachelor’s degree from the University of California San Diego, a Master of Science in Management (“MSM”) from the Georgia Institute of Technology, and has passed all levels of the Chartered Financial Analyst (“CFA”) exam.

Description of Property

Our offices are currently located at 1 E. Erie Road, Ste. 525, Unit #2420, Chicago, IL 60611.

The Company has leases on two oil and natural properties that were fully depleted prior to July 31, 2021. These properties were sold subsequent to quarter end on November 8, 2022 to our former CEO David St. James.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

●	Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

●	Our ability to pay significant indebtedness. We have a plan and correspondence with the funders to take out some of the short-term debt out of the raise.

●	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	Our ability to manage our expansion, growth and operating expenses.

●	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

●	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under HMLA with a limited market liquidity that would enlarge with our offering, and price dependent on our successes.

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

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RISKS RELATED TO OUR COMPANY

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had operating losses for the years ended July 31, 2022 and 2021 and had a working capital deficit and an accumulated deficit at July 31, 2022. These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise additional capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

We have a limited operating history in our business, so there is limited track record on which to judge our business prospects and management.

We have limited operating history as a health and wellness company upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. As well out additional game development for a social media site for cannabis enthusiasts is a new venture, to which we have no experience and will rely upon outside contractors to develop such information technology and rely upon appropriate funding from this raise or other sources for such development.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to develop and market and sell health and wellness products and services. We cannot assure you that the Company will successfully address any of these risks.

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The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success could be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity at this time. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee. The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions. The Company has made provisions for the Board to find a suitable replacement from a field of candidates in the absence of the current President.

The Vote of Your Common Stock and the Votes of the all the Holders of Common Stock Will Have No Say in the Governance of the Company because the Vote of the Preferred Stockholders is Sufficient to the Determine any Shareholder Vote

The Company’s classes of Preferred B and Preferred C Stock have super voting powers: 1,000 votes per share for the Preferred B Stock and 100,000 votes per share for the Preferred C Stock. The holders of the outstanding shares of these classes of Stock have sufficient voting power to determine the outcome of any matter put to a shareholder vote by the Company’s board of directors, and of these votes by preferred stockholders, a majority is held by the Company’s CEO, Vikram Grover. Accordingly, all matters put to a vote of the Company’s shareholders may be decided by Mr. Grover. Your vote and the vote of the other common shareholders will have no effect on the outcome of any vote of the Shareholders, which could have a detrimental effect on the management of the Company.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction, and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020 but have resumed such using locally called for protocols in 2021, including operations at sea. During the timeframe in which in- person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Illinois. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of Illinois to be allowed to return to full operations and capacities.

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Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses, and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended July 31, 2022, we generated net income (loss) of approximately ($197,039), bringing the accumulated deficit was still approximately $8,059,476 at July 31, 2022. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We do plan on paying off significant short-term debt under such raise, allowing for takeout of the majority of the funders, being GS Capital.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful. With some or all of such funding from this offering, be believe we will be set for over two years of operations, and in revenue structure.

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Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments of $322,087 of loans from shareholders, affiliates and third parties as of October 31, 2022. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $322,087 in loans from shareholders, affiliates and third parties, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Regulatory issues.

We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings, and cash flows.

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Inadequacy of capital.

The expected gross offering proceeds of a maximum of $3,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations or launch our social media site.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to finance development and launch of our social media site. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of our CEO, Vikram P. Grover, as well as other independently contracted directors, officers and experts, and such other key personnel. Any of our officers or employees can terminate his or her employment or contractual relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for approximately two years, only a very short period of time and may not work well together as a management team.

We may need to raise additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future if this funding is not carried out to the fullest extent. Our future capital requirements will depend on many factors, including, among others:

●	Our degree of success in generating revenue from our health and wellness products;

●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our health and wellness products.

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●	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

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Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. Social media depends on a critical mass of users for a site to gain traction in a competitive marketplace, which will require continuous marketing expenditures. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and have a limited time of operating history since April 2020 We intend to rely on our management team, our advisors, third-party consultants, divers, ship captains, survey experts, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “Kanab Club” and “FOMO” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our health product offerings, social media site, and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our user’s interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the Engineering team needed to implement ever changing technology, could result in a shift in retail packaging demand, which could also adversely affect our revenues and, at the same time, increase our costs.

Alternate health products may be purchased as a luxury good so downturn in economic activity could significantly reduce the demand for such health, which could have a material adverse effect on our results of operations.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

There is No Assurance of Completion of the Kanab Club Social Media Site to be Developed. The social site to be developed under our business plan, as the technology development will rely on the money raise for the site to be developed, under the name Kanab Club as a social media site for marijuana enthusiasts. There is no assurance to the adequate funding to be raised to complete such site, and no assurance that it will be commercially viable.

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We May Be Affected by Various Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana industry;

●	Revision of Federal banking regulations for the marijuana industry; and

●	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;

●	any material increase or decrease in liquidity; or

●	expected sources and uses of cash.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success will be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity at this time. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee. The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

●	This is an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters other than our sponsoring brokerage. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

●	There can be no assurance that we will be able to stay current with OTC Pink exchange current information requirements, or as we are registered as a 1934 Act audited Company, with all filings;

●	There may be low trading volume of our Common Stock limiting their liquidity;

●	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

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●	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

●	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange we must maintain 1934 Act compliance and reporting, we must meet certain financial reporting and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

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There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

Our Independent Auditors have Given Their Consent to Use Their Audit Report in this Offering.

We have asked independent accountants and auditors, Boyle CPA, LLC being our PCAOB audit firm for fiscal years 2020 and 2021 ended July 31, and now Victor Mokuolu CPA, LLC as our current and registered PCAOB audit firm for the fiscal year 2022 ended July 31, for their consents to use their audit reports in this Offering, which does not indicate their support or endorsement of this Offering or any statement made herein. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, an independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock as listed on the OTCMarkets under the Stock Symbol HMLA as a 1934 Listed company. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock exercise price was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering and exercise price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price, or exercise price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

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General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future may be, but our not expecting to involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Our Independent Auditors have Given Their Consent to Use Their Audit Report in this Offering.

We have asked independent accountants and auditors, Boyle CPA, LLC being our PCAOB audit firm for fiscal years 2020 and 2021 ended July 31, and now Victor Mokuolu CPA, LLC as our current and registered PCAOB audit firm for fiscal year 2022 ended July 31, for their consents to use their audit reports in this Offering, which does not indicate their support or endorsement of this Offering or any statement made herein Although we have retained our own counsel, such counsel has not made nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Although this offering covers expenditures for major investments and operation for the next projected two years, our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

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There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	actual or anticipated adverse results or delays in our research and development efforts;

●	our failure to operate our business;

●	unanticipated serious safety concerns related to our business;

●	adverse regulatory decisions;

●	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

●	changes in laws or regulations applicable to our businesses;

●	our dependence on third parties;

●	announcements of the introduction of new products by our competitors;

●	market conditions in our business sectors;

●	announcements concerning product development results or intellectual property rights of others;

●	future issuances of our Common Stock or other securities;

●	the addition or departure of key personnel;

●	actual or anticipated variations in quarterly operating results;

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●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	issuances of debt or equity securities;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us or our stockholders in the future;

●	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

●	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

●	ineffectiveness of our internal controls;

●	general political and economic conditions;

●	effects of natural or man-made catastrophic events;

●	other events or factors, many of which are beyond our control; and

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to our business segments;

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●	any intellectual property infringement lawsuit in which we may become involved;

●	regulatory developments affecting our business and industry; and

●	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes, or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering, we would have funding of $3,000,000 and no estimated expenses, the total net proceeds to us would be $3,000,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We may from time to time to evaluate the acquisition of businesses, products, and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions, and will update this Offering if that changes. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Kanab Club Social Media Site	1,860,000	1,335,000	810,000	335,000
Investment into subsidiary, GenBio, Inc.	600,000	450,000	300,000	150,000
Miscellaneous Operating Expenses(1)	540,000	465,000	390,000	265,000
TOTAL	$3,000,000	$2,250,000	$1,500,000	$750,000

(1)	Miscellaneous Operating Expenses include but may not be limited to paying our office lease, maintaining our OTC markets listing, filing a 15c211, funding working capital to operate our business, and covering various other expenses incidental to our business and our publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses of $12,000.00.

Because the offering is a “best-efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently -$0.0055 per share.

On January 19, 2023, there were an aggregate of 147,201,861 shares of Company Common Stock issued and outstanding. Our net tangible book value as of January 19, 2023, was -$814,518 or -$0.0055 per outstanding share of our Common Stock (as reported in our 10-Q for our three-months ending October 31, 2022).

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $3,000,000, $1,500,000 and $750,000 worth of the subscribed shares offered for sale in this offering:

Funding Level	$3,000,000	$1,500,000	$750,000
Offering price	0.002	0.002	0.002
Historical net tangible book value per Common Stock share before the Offering	$(0.0055)	$(0.0055)	$(0.0055)
Decrease in net tangible book value per share attributable to new investors in this Offering	0.0018	0.0017	0.0014
Net tangible book value per share, after the Offering	$0.0013	$0.0008	$(0.0001)
Dilution per share to new investors	$0.0007	$0.0012	$0.0021

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance; including expected recoveries,

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Plan of Operations

Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2003. The Company’s principal historical activities had been the acquisition of a mineral property in the State of New Mexico. During the fiscal year ended July 31, 2010, the Company began to acquire working interests in a seismic exploration program as well as a drilling program in crude oil and natural gas properties in Oklahoma. Prior to July 31, 2019 the Company discontinued the exploration and drilling in Oklahoma and New Mexico. The Company has leases on two properties that were fully depleted prior to July 31, 2021. Over the past few years, the company generated approximately $1,500 per year of net revenue from these leases. We have an agreement in principle to divest the mineral, oil and natural gas properties to the Company’s former CEO and are also entertaining offers from the owner of the properties and assume control of and/or purchase the assets, though no formal agreement has been signed. Our intended plan of operations is to develop and enhance our social site Kanab.Club targeting health and wellness in the cannabis media market supplemented by strategic acquisitions and investments in GenBio, Inc. and other potential to be determined opportunities. On June 28, 2021 the Company amended its articles to change the name of the Company to Himalaya Technologies Inc.

Our business plan includes completing our social site Kanab.Club targeting health and wellness based in the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing our planned 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. In the future, in partnership with GenBio, Inc., we plan to introduce a health and wellness energy and anti-inflammatory beverage product under the brand “FOMO” or other to drive growth. We are currently in discussions with co-pack and distribution companies, and GenBio, Inc. is formulating its extracts and obtaining laboratory certification for this planned consumer beverage.

On November 28, 2021 we issued 99,686 series B preferred shares of our common stock for 2,036,188 common shares of GenBio Inc., representing 19.99% ownership. The GenBio transaction is being accounted for as an investment on our balance sheet. We will not consolidate GenBio’s financial statements.

On January 1, 2022, the Company executed a 19.9% stock purchase with The Agrarian Group LLC (“TAG”; http://www.theagrariangroup.com/), a provider of digital intelligence “AgtechDi” software designed from its granted patents to optimize the food supply chain by increasing food safety and profitability for growers who operate vertical farms, greenhouses, converted shipping containers, and other forms of controlled environment agriculture. TAG is focusing its technology on the broad produce market, but in the future may offer it to cannabis cultivators. TAG is a software platform and will never touch the cannabis plant, eliminating regulatory risk, in our view. Under the Investment Agreement, we issued TAG 99,686 Series B Preferred shares in exchange for 1,242,000 Class A Membership units of TAG. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841. The TAG transaction is being accounted for as an investment on our balance sheet. We will not consolidate TAG’s financial statements.

Kanab.Club is an information portal which does not touch the flower; we do not offer e-commerce services at this time and, given these matters, do not believe regulatory oversight or rules of law are a risk factor to our business.

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We are in preliminary discussions with industry executives with contacts in the co-pack and distribution markets for canned and bottled beverages, though there can be assurances we will be successful in engaging any of these contacts for development of our pre-formulation pre-launch wellness beverage.

Financial Statement Presentation

The accompanying audited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for financial information and with the instructions to Form 10-K and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, are included in financial statements prepared in accordance with GAAPGAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended July 31, 2022. The balance sheet as of July 31, 2022, has been derived from the audited financial statements at that date and includes all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the audited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Summary of Results

The following discussion and analysis are intended to provide a narrative of our financial results and an evaluation of our financial condition and results of operations. The discussion should be read in conjunction with our consolidated financial statements and notes thereto. A description of our business is discussed in Item 1 of this report, which contains an overview of our business as well as the status of our ongoing project operations.

Results of Operations for the year ended July 31, 2022:

Revenue

During the year ended July 31, 2022 and 2021, the Company had $0 and $0 in operating revenues. During the year ended July 31, 2022 the Company incurred $0 cost of revenues. During the year ended July 31, 2022, the Company incurred operating expenses of $285,731, consisting primarily of G&A expenses, consulting fees and travel expenses and other general and administrative costs. For the year ended July 31, 2022, these operating losses combined with non-operating income (expenses) of $88,692 resulted in net loss of ($197,039). For the year ended July 1, 2021, the Company had operating losses of ($44,717) and non-operating income (expenses) of $77,570 resulted in net loss of ($32,853).

Net Loss

We have incurred losses since the inception of our business and as of July 31, 2022 we had an accumulated deficit of $8,059,476.

Liquidity and Capital Resources and Cash Requirements

We have incurred losses since the inception of our business and as of July 31,2022 we had an accumulated deficit of $8,059,476. As of July 31, 2022, the Company had cash balance of $4,141 and negative working capital of $781,082.

To date, we have funded our operations through short-term debt financing. During the year ended July 31, 2022, the Company received $21,509 of borrowed funds from related party affiliate. In addition, during this period the Company issued 49,466,978 of common stock to lenders for conversions of $123,231 of principal and interest related to third-party debt. The Company issued 22,000 shares of Preferred B shares for compensation. The Company also issued 199,372 Preferred B shares as an investment.

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We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our automobile business. However, we do not expect to start generating revenues from our operations for another 12 months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of additional capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this Report we did not have any commitments from any source to provide such additional capital. Even if we are able to secure outside financing, it may be unavailable in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

The Company may not be able to continue as a going concern. Our independent auditors believe, based on our financial results as of July 31, 2022, that such results raised substantial doubts about the Company’s ability to continue as a going concern. If the Company is not able to continue as a going concern, it is highly likely that all capital invested in the Company will be lost.

Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely it will be forced to cease operations and shut down its business, which would likely result in a complete loss of all capital invested in the Company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement its business plan and impede the speed of its operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time, we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company which is material. There are no lawsuits against the Company.

Property

The corporate office and mailing address for the Company is 1 E. Erie Street, Ste. 525, Unit #2420, Chicago, IL 60611.

As of October 31, 2022, the Company had an interest in two oil and natural gas leases. During the years ended July 31, 2021 and 2020, the leases generated minimal revenue and expense. On November 8, 2022, the Company sold these oil and natural gas interests to its former CEO for $112,000 in loans from him to the Company, accrued compensation owed to him, and expenses.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Vikram P Grover	CEO & Chairman	53	Since June 18, 2021	40

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Vikram - CEO, & Chairman, Sole Director.

Vikram Grover has 25 years-experience on Wall Street as an equity research analyst, investment banker and consultant that has been advising, financing, and launching businesses for several years. He has worked at Thomas Weisel Partners Group, Inc. (now Stifel Nicolaus), Needham & Co., Source Capital Group, Inc. and Kaufman Bros., LLC in various capacities ranging from Director of Research, Senior Managing Director Investment Banking, and Managing Director Equity Research covering Telecommunications, Media, and Technology (“TMT”) companies. From 1995 – 2015, Vikram Grover worked in various capacities on Wall Street as a FINRA registered representative, including sell-side equity research, investment banking, and financial advisory services. From 2015 – 2017, he was CEO of Good Gaming, Inc., a publicly-traded operator of eSports tournaments and content services. From 2019 to today, he has been CEO, CFO, Secretary and Director of FOMO WORLDWIDE, INC., a publicly traded business incubation platform for tech companies. Effective June 18 2021, he was named CEO, CFO, Secretary and Director of Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (OTC:HMLA), a publicly traded health and wellness holding company. Since 2015, Mr. Grover has also provided management consulting services under the d/b/a “IX Advisors”. He has a bachelor’s degree from the University of California San Diego, a Master of Science in Management (“MSM”) from the Georgia Institute of Technology, and has passed all levels of the Chartered Financial Analyst (“CFA”) exam.

 Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

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Corporate Governance

The Company’s corporate governance is controlled by one person, Vikram Grover, who is the CEO, sole director of the Company, and the controlling shareholder by virtue of his ownership of all 1,000,000 of the outstanding Series C Preferred Shares, which have 100,000 common share votes per share. The Company uses the outside accounting services of an individual, Mary Kirk, to prepare financials quarterly and annually for the independent auditors of Victor Mokuolu, CPA, our Company Auditors.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

There are no family relationships among any management personnel as management consists only of one person, Vikram Grover.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended July 31, 2022 and 2021 in all capacities for the accounts of our executives, including the current Chairman and Chief Executive Officer (CEO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vikram P. Grover(1)	07/31/2022	120,000	—	—	—	—	—	—	120,000
CEO & Chairman	07/31/2021	—	—	—	—	—	—	—

(1)	Mr. Grover’s terms began in June of 2021, his annual compensation through July 31, 2022 was $120,000.

Narrative Disclosure to Summary Compensation Table

There are the above disclosed payments made. Mr. Grover has an employment letter agreement with the Company stipulating a salary of $10,000 USD per month, which he can take a portion or all of in Class B Preferred stock of the Company converted at the 20-day moving average closing bid price for the common stock equivalents (1 – 1,000). No other compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards or holds exercisable or exercisable options, as of the year ended July 31, 2022.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines other compensation for management and outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and CEO, Vikram Grover, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Vikram Grover collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Vikram Grover, unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 2,000,000,000 shares of common stock, $0.0001 par value per share as it was increased on September 15, 2022 with an Amendment to the Company’s Articles of Incorporation filed with the State of Nevada Secretary of State. As of August 22, 2022, there were 147,201,861 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.

The Company does not have any shareholders owning more than 5% of its outstanding common shares, however there are holders of its Class B Preferred Shares, of which each share can convert to 1,000 shares of Company common stock. This table reflects holders of Class B Preferred Shares that would hold greater than 5% of the Company’s common shares if all their Preferred B were converted to Company common stock on January 19, 2023.

	Class B Preferred Shares common shares beneficially owned	Percentage of beneficially owned [2]
Name and Address of Beneficial Owners [1]
FOMO WORLDWIDE, INC.	150,000	27.47%
GenBio, Inc.(3)	99,686	18.25%
Vikram Grover	174,594	31.97%
The Agrarian Group, LLC(4)	99,686	18.25%
All beneficial holders as group (4 persons or entities)	523,966	95.97%

(1)	Unless otherwise indicated, the address of each person listed below is c/o Himalaya Technologies, Inc., 1 E. Erie Street, Ste 525, #2420, Chicago, IL 60611.

(2)	Percentages are based on 147,201,861 shares of common stock issued and outstanding at January 19, 2023 plus the hypothetical common shares that would be issued if all Class B Preferred Shares were converted to shares of Company common stock; there are 545,966 Class B Preferred Shares outstanding, which would convert into 545,966,000 Company common shares, which would make a total of 693,167,861 common shares outstanding upon the hypothetical conversion.

(3)	Beneficial owners are Giles Tilley and Todd Sonoga.

(4)	Beneficial owner is John New.

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each director; (ii) each executive officer; and (iii) all directors and executive officers as a group. As of December 21, 2022, they collectively, directly, and indirectly through control of other holders, hold 324,594 Class B Preferred which may convert into 324,594,000 shares of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

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The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of January 19, 2023(1)	Percentage Before Offering(2)	Beneficially Owned After Maximum Offering(2)
Directors and Officers:
Vikram Grover - CEO & Chairman	175,594,000	54%	10.66%

(1) Upon a hypothetical conversion of his 174, 594 Class B Preferred Shares at 1 to 1,000 and his 1,000,000 Class C Preferred Shares at 1 to 1.

(2) Percentage accounts for the added common shares that would be outstanding if all of Mr. Grover’s (and only Mr. Grover’s) Class B and Class C Preferred Shares were converted to Company common shares.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of October 31, 2022, the Company had a total outstanding indebtedness of $1,151,425. Additional information about the Company’s outstanding notes and debentures can be found in notes to financial statements in Part F/S of this Offering Circular.

Common Stock

As of January 19, 2023, the Company had 2,000,000,000 shares of Common Stock authorized, as it was increased on September 15, 2022 with an Amendment to the Company’s Articles of Incorporation filed with the State of Nevada Secretary of State, and 147,201,861 shares of Common Stock issued and outstanding.

The Company is offering up to 1,500,000,000 shares of Common Stock in this Offering at $.002/per share.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, which can be accomplished by a shareholder consent of the Company’s CEO, Vikram Grover, because of his super majority voting power as described below.

Preferred Stock

The following table is a summary of the Company’s preferred stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership(1)	Voting
Class A Preferred Stock	130,000,000	None	N/A	1 vote/share
Class B Preferred Stock	20,000,000	545,966	6 owners	1,000 votes/share
Class C Preferred Stock	1,000,000	1,000,000	100% owned by Vikram Grover	100,000 votes/share

(1)	The address of all shareholders is 1 E. Erie Street, Ste. 525, Unit #2420, Chicago, IL, 60611.

The Company has authorized Two Hundred Fifty Million (250,000,000) shares of Preferred Stock with $.001 par value per share, which are designated into three classes: Preferred Class A with 130 million authorized, Class B Preferred with 20 million authorized, and Preferred Class C with 1 million authorized. There are ninety-nine (99) million shares of preferred shares authorized that have not been assigned a class at this time for future requirements.

The designations, preferences, limitations, and relative rights of the shares of each such class are as follows:

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Class A Preferred Stock

One hundred thirty (130) million authorized are convertible into 50 shares of common shares for each share, these shares have voting rights of 1 vote per share. At December 21, 2022 there were 0 shares issued and outstanding.

Class B Preferred Stock

Twenty (20) million authorized, which are convertible into 1,000 shares of common shares for each share, these shares have voting rights of 1,000 votes per share. At December 21, 2022 there were 545,966 shares issued and outstanding which equates into 545,966,000 votes.

Class C Preferred Stock

One (1) million authorized, which are convertible into 1 shares of common shares for each share. These shares have voting rights of 100,000 votes per share. As of December 21, 2022 there were 1,000,000 shares outstanding which equates into 100,000,000,000 votes. These shares represent the controlling votes of the Company. These shares are all issued to our Company CEO Vikram Grover.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is TranShare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764 www.transhare.com . The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders, though the Company has not engaged any such persons yet.

39

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A/A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all One Billion Five Hundred Million (1,500,000,000) shares of Common Stock offered for subscription hereby, (b) December 21, 2023, subject to extension not to exceed 1 year from the date of SEC qualification of the Offering, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately after the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Ten Thousand Dollars ($10,000.00), however the Company reserves the right to take investments of a lesser amount.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

40

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. Because the Offering is being completed under Tier 2 of Regulation A, the offered shares will be “covered securities” and as such will not require state Blue Sky filings to be completed for sale of the common stock.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

41

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the reports of Boyle CPA, LLC and Victor Mokuolu CPA, LLC, independent certified public accounting firms, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. All such SEC Audits and reports are available at SEC.Gov. HMLA is a fully reporting 1934 Securities Act Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A/A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on the SEC’s EDGAR database, and specifically at this link: https://www.sec.gov/edgar/browse/?CIK=1409624&owner=exclude.

42

HIMALAYA TECHNOLOGIES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Himalaya Technologies, Inc. (formerly Homeland Resources Ltd.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Himalaya Technologies, Inc. (formerly Homeland Resources Ltd.) (the “Company”) as of July 31, 2022, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and consolidated cash flows for year period ended July 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2022, and the results of its operations and its cash flows for the year ended July 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had operating losses for the year ended July 31, 2022, had a working capital deficit and an accumulated deficit at July 31, 2022. These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-2

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Other matters

The audit for the accompanying consolidated balance sheets of Himalaya Technologies, Inc. (formerly Homeland Resources Ltd.) as of July 31, 2021, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and consolidated cash flows for the year then ended July 31, 2021, and the related notes was performed by another Independent Registered Public Accounting Firm, Boyle CPA, LLC.

/s/ Victor Mokuolu, CPA PLLC

PCAOB ID: 6771

We have served as the Company’s auditor since 2022

Houston, Texas

November 21, 2022

F-3

To the Shareholders and

Board of Directors of Himalaya Technologies, Inc. (formerly Homeland Resources Ltd.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Himalaya Technologies, Inc. (formerly Homeland Resources Ltd.) (the “Company”) as of July 31, 2021, the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended July 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2021, and the results of its operations and its cash flows for the year July 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had operating losses for the years ended July 31, 2021 and 2020, and had a working capital deficit and an accumulated deficit at July 31, 2021. These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor from 2021 to 2022

Red Bank, NJ
September 27, 2021

331 Newman Springs Road Building 1, 4th Floor, Suite 143	P (732) 784-1582
Red Bank, NJ 07701	F (732) 510-0665

F-4

Himalaya Technologies Inc

Consolidated Balance Sheets

	July 31,
	2022	2021
ASSETS

Current assets
Cash	$4,141	$28,618
Total current assets	4,141	28,618

Other assets:
Investment in oil and natural gas properties	-	-
Investment GenBio	189,749	-
Investment TAG	119,841	-
Website design	13,338	10,586
Total other assets	322,928	10,586

Total assets	$327,069	$39,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities

Current liabilities
Accounts payable and accrued expenses	$293,856	$227,238
Derivative liability	440,766	551,892
Loan from shareholder	96,400	97,000
Loan from affiliate	38,222	27,000
Loans payable due to non-related parties, net	151,500	279,497
Total current liabilities	1,020,744	1,182,627

Total liabilities	1,020,744	1,182,627

Stockholders’ deficit
Common stock; $0.0001 par value authorized: 1,000,000,000 shares at July 31, 2022 and 2021, respectively: issued and outstanding 147,201,861 and 97,734,883 at July 31, 2022 and 2021, respectively	14,720	9,773
Preferred stock Class A; $0.0001 par value authorized: 130,000,000 shares at July 31, 2022 and 2021, respectively: issued and outstanding 0 at July 31, 2022 and 2021, respectively: discretionary 1% dividend	-	-
Preferred stock Class B; $0.0001 par value authorized: 20,000,000 shares at July 31, 2022 and 2021, respectively: issued and outstanding 521,352 and 300,000 at July 31, 2022 and 2021, respectively: discretionary 1% dividend	54	30
Preferred stock Class C; $0.0001 par value authorized: 1,000,000 shares at July 31, 2022 and 2021, respectively: and issued and outstanding 1,000,000 and 1,000,000 at July 31, 2022 and 2021,respectively: discretionary 1% dividend	100	100
Additional paid-in-capital	7,350,927	6,709,111
Accumulated deficit	(8,059,476)	(7,862,437)
Total stockholders’ deficit	(693,675)	(1,143,423)

Total liabilities and stockholders’ deficit	$327,069	$39,204

The accompanying notes are an integral part of these financial statements

F-5

Himalaya Technologies Inc

Consolidated Statement of Operations

	For the Year Ended July 31,
	2022	2021

Operating revenue	$-	$-

Cost of revenue	-	-

Gross profit	-	-

Operating expenses:
General and administrative	283,068	43,803
Amortization expense	2,663	914
	285,731	44,717

Loss from operations	(285,731)	(44,717)

Other income (expenses)
Interest expense	(22,986)	(152,621)
Change in derivative liability	111,125	(68,609)
Debt settlement gain (loss)	-	297,297
Other income	553	1,503
Total other income (expenses)	88,692	77,570

Loss before income taxes	(197,039)	32,853

Provision for income taxes	-	-

Net income (loss)	$(197,039)	$32,853

Net loss per share, basic and diluted	$(0.00)	$0.00

Weighted average common equivalent share outstanding, basic and diluted	130,845,920	76,274,181

The accompanying notes are an integral part of these financial statements

F-6

Himalaya Technologies Inc

Consolidated Statement of Stockholders’ Deficit

	Common Stock		Preferred Stock
			Class A		Class B		Class C		Additional		Total
	Number	No	Number	$0.0001	Number	$0.0001	Number	$0.0001	paid-in	Accumulated	stockholders’
	of Shares	par value	of Shares	par value	of Shares	par value	of Shares	par value	capital	deficit	deficit
Balance, July 31, 2020	75,546,982	7,555	-	-	-	-	-	-	6,559,185	(7,895,290)	(1,328,550)

Conversion of convertible debt	19,687,901	1,968	-	-	-	-	-	-	98,589	-	100,557
Shares issued for purchase of Kanab Corp	-	-	-	-	300,000	30	-	-	11,970	-	12,000
Shares issued for loan commitment	2,500,000	250	-	-	-	-	-	-	29,750		30,000
Shares purchased	-	-	-	-	-	-	1,000,000	100	-	-	100
Warrants issued for advisory fees	-	-	-	-	-	-	-	-	9,617	-	9,617
Net income	-	-	-	-	-	-	-	-	-	32,853	32,853

Balance, July 31, 2021	97,734,883	9,773	-	-	300,000	30	1,000,000	100	6,709,111	(7,862,437)	(1,143,423)

Conversion of convertible debt	49,466,978	4,947	-	-	-	-	-	-	123,050	-	127,997
Shares issued for services	-	-	-	-	22,000	2	-	-	39,198	-	39,200
Shares issued for accrued compensation	-	-	-	-	15,504	2			79,998	-	80,000
Shares issued for investment	-	-	-	-	199,372	20	-	-	309,570	-	309,590
Recognition of warrants	-	-	-	-	-	-	-	-	90,000	-	90,000
Net loss	-	-	-	-	-	-	-	-	-	(197,039)	(197,039)

Balance, July 31, 2022	147,201,861	$14,720	-	$-	536,876	$54	1,000,000	$100	$7,350,927	$(8,059,476)	$(693,675)

The accompanying notes are an integral part of these financial statements

F-7

Himalaya Technologies Inc

Consolidated Statement of Cash Flows

	For the year ended July 31,
	2022	2021
Cash flows provided by (used for) operating activities:
Net loss	$(197,039)	$32,853
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization expense	2,663	914
Loss (gain) on debt settlement	-	(297,297)
Change in derivative liability	(111,125)	68,609
Shares/ Warrants issued for services	129,200	9,617
Increase (decrease) in assets and liabilities:
Accounts payable	147,002	(2,400)
Interest expense	-	152,621
Accrued interest on loans payable	-	6,500

Net cash used for operating activities	(29,299)	(28,583)

Cash flows provided by (used for) Investing activities
Payment of Website Design	(5,800)	-

Net cash provided by (used for) investing activities	(5,800)	-

Cash flows provided by (used for) Financing activities
Payment of related party loan	-	(1,500)
Proceeds from loan from affiliate	11,222	27,500
Purchase of Preferred C shares	-	100
Payment of non-related party loans	(600)	(93,899)
Proceeds from non-related loans	-	125,000

Net cash provided by (used for) financing activities	10,622	57,201

Net (decrease) increase in cash	(24,477)	28,618
Cash, beginning of year	28,618	-

Cash, end of year	$4,141	$28,618

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Preferred stock issued for accrued compensation	$80,000	$-
Common stock issued for debt	$-	$761,456

The accompanying notes are an integral part of these financial statements

F-8

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Note 1 –ORGANIZATION

Himalaya Technologies, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2003. The Company’s principal historical activities had been the acquisition of a mineral property in the State of New Mexico. During the fiscal year ended July 31, 2010, the Company began to acquire working interests in a seismic exploration program as well as a drilling program in crude oil and natural gas properties in Oklahoma. Prior to July 31, 2019 the Company discontinued the exploration and drilling in Oklahoma and New Mexico. The Company has leases on two properties that were fully depleted prior to July 31, 2019. Over the past few years, the company generated approximately $1,500 per year of net revenue from these leases. Subsequent to July 31, 2022 the Company reached an agreement with the Company’s prior CEO to distribute the oil and natural gas leases in payment of loan from shareholder.

On June 28, 2021 the Company amended its Articles of Incorporation to change the name of the Company to “Himalaya Technologies, Inc.” from Homeland Resources Ltd.

The Company’s business plan includes completing its’ social site Kanab.Club targeting health and wellness based on the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing its 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. Additionally, the Company intends to pursue growth of its 19.9% minority investment in agriculture technology provider The Agrarian Group, LLC (“TAG”).

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) and in conformity with the rules and regulation of the U.S. Securities and Exchange Commission (SEC).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accounts payable, the recoverability of long-term assets, and the valuation of derivative liabilities.

Consolidation

The consolidated financial statements include the accounts and operations of the Company, and its wholly owned subsidiary, KANAB CORP., which was acquired on July 31, 2021. All material inter-company transactions and accounts have been eliminated in the consolidation.

Cash

Cash consists of deposits in two large national banks. On July 31, 2022 and 2021, respectively, the Company had $4,141 and $28,618 in cash in the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

F-9

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash accounts payable, accrued liabilities, short-term debt, and derivative liability, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures,”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1 input to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s analyses of all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The Company has recorded the conversion option on notes as a derivative liability because of the variable conversion price, which in accordance with U.S. GAAP, prevents them from being considered as indexed to our stock and qualified for an exception to derivative accounting.

The Company recognizes derivative instruments as either assets or liabilities on the accompanying balance sheets at fair value. We record changes in the fair value of the derivatives in the accompanying statement of operations.

Assets and liabilities measured at fair value are as follows as of July 31, 2022:

	Total	Level 1	Level 2	Level 3
Assets
Total assets measured at fair value

Liabilities
Derivative liability	440,766			440,766
Total liabilities measured at fair value	440,766			440,766

Assets and liabilities measured at fair value are as follows as of July 31, 2021:

	Total	Level 1	Level 2	Level 3

Assets
Total assets measured at fair value

Liabilities
Derivative liability	551,892			551,892
Total liabilities measured at fair value	551,892			551,892

F-10

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). During the fiscal years ended July 31, 2022 and 2021, the Company generated no revenues and incurred substantial losses, of which the vast majority were due to mostly non-cash charges for accrued interest, penalties and derivative charges related to convertible debt instruments. Therefore, the effect of any common stock equivalents on EPS is anti-dilutive during those periods.

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

On July 31, 2022 and 2021, the Company had not taken any significant uncertain tax positions on its tax returns for the period ended July 31, 2022 and prior years or in computing its tax provisions for any years. Prior management considered its tax positions and believed that all of the positions taken by the Company in its Federal and State tax returns were more likely than not to be sustained upon examination. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally for three years after they are filed. New management, which took control of the Company on June 21, 2021, is currently evaluating prior management’s decision to not file federal tax returns and plans on filing past returns and related 1099 filings for compensation paid to prior management, employees, consultants, contractors and affiliates. The Company does not believe it has a material tax liability due to its operating losses in these periods but is preparing tax filings to bring itself current as it completes and moves forward on announced mergers and acquisitions.

F-11

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At various times, such amounts are more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Crude Oil and Natural Gas Properties

The Company follows the full cost accounting method to account for crude oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of crude oil and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of crude oil and natural gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of crude oil and natural gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless, such adjustment would significantly alter the relationship between capital costs and proved reserves of crude oil and natural gas, in which case the gain or loss is recognized to income.

The capitalized costs of crude oil and natural gas properties, excluding unevaluated and unproved properties, are amortized using the units-of-production method based on estimated proved recoverable crude oil and natural gas reserves. Amortization of unevaluated and unproved property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated and unproved prospects is assessed periodically based on a variety of factors, including management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development.

Under full cost accounting rules for each cost center, capitalized costs of evaluated crude oil and natural gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved crude oil and natural gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Given the volatility of crude oil and natural gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved crude oil and natural gas reserves could change in the near term. If crude oil and natural gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of crude oil and natural gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved crude oil and natural gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved crude oil and natural gas reserves.

The crude oil and gas properties were fully depleted prior to July 31, 2019.

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. Revenue from sales of products is recognized when the related performance obligation is satisfied. The Company’s performance obligation is satisfied upon the shipment or delivery of products to customers.

F-12

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Stock-Based Compensation

The Company accounts for all stock-based compensation using a fair value-based method. The fair value of equity-classified awards granted to employees is estimated on the date of the grant using the Black-Scholes option-pricing model and the related stock-based compensation expense is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

Intangible Assets

The Company’s intangible assets include the Kanab.Club website, which was developed for external use. The Company carries these intangibles at cost, less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful lives, estimated to be 5 years. Costs that are incurred to produce the finished product after technological feasibility has been established are capitalized as an intangible asset. The company performs periodic reviews to ensure that unamortized program costs remain recoverable from future revenue.

Goodwill and Other Acquired Intangible Assets

The Company initially records goodwill and other acquired intangible assets at their estimated fair values and reviews these assets periodically for impairment. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination and is tested at least annually for impairment, historically during our fourth quarter.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of July 31, 2022 and 2021, which consist of convertible instruments and warrants in the Company’s common stock and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any.

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The effect of any common stock equivalents on EPS is anti-dilutive during the years ended July 31, 2021 and 2022.

F-13

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued the update Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the estimation of credit losses from an “incurred loss” methodology to one that reflects “expected credit losses” (the Current Expected Credit Loss model, or CECL) which requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Measurement under CECL is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect collectability of reported amounts. The amendments in the update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company continues to evaluate the impact, if any, the implementation of the CECL model will have on our financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts on an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exceptions. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of $8,059,476 as of July 31, 2022. The Company also had negative working capital of $1,016,603 on July 31, 2022 and had operating losses of $285,731 and $44,717 for the years ended July 31, 2022 and 2021, respectively. To date, these losses and deficiencies have been financed principally through the issuance of common stock, loans from related parties and loans from third parties.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise additional capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to acquire properties, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

F-14

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Note 4 – ACQUISITION OF KANAB CORP.

On July 31, 2021, the Company acquired 100% interest in KANAB CORP., a cannabis information services company operating a website Kanab.Club (https://www.kanab.club/). KANAB CORP.’s business plan includes completing its social site targeting health and wellness products and services in the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing health and wellness products targeting consumers. KANAB CORP. is a development stage company that does not offer e-commerce services at this time, nor do we touch the cannabis plant and, given these matters, do not believe regulatory oversight or rules of law are a risk factor to the business. As consideration for the purchase, we issued 300,000 shares of Class B preferred stock. As KANAB CORP. was acquired from the Company’s Chief Executive Officer and a company controlled by the Company’s Chief Executive Office, the Company has accounted for the acquisition as an acquisition under common control, recorded at cost. The historical value of the development costs at acquisition for the website design was $11,500. As an acquisition under common control, the results of operations for KANAB CORP. are included in the consolidated results of operations for the year ended July 31, 2021. Although KANAB CORP. has not generated any revenues, it has developed a website that is currently active and generating traffic. Subsequent to the acquisition, additional expenses were incurred in further enhancing the Kanab.Club website.

The following summarizes the acquired intangible assets:

	July 31,	July 31,
	2022	2021
Intangible assets	$17,800	$11,500
Accumulated amortization	(4,462)	(914)
	$13,338	$10,586

Note 5 - INVESTMENTS

On November 28, 2021 the Company issued 99,686 series B preferred shares of stock for 2,036,188 common shares of GenBio, Inc., representing 19.9% ownership. GenBio, Inc is a biotechnology company that researches natural products that act on new molecular pathways, primarily to suppress inflammation at critical points in these biochemical pathways. Based on a stock price at closing of .0019 and 99,686,000 common stock equivalents, this values the investment at $189,749. The GenBio transaction is being accounted for as an investment on the Company’s balance sheet. The Company does not consolidate GenBio’s financial statements.

On January 1, 2022, the Company issued 99,686 series B preferred shares of HMLA stock for 1,242,000 Member Interests of The Agrarian Group, LLC (“TAG”) representing 19.9% ownership. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841. The TAG transaction is being accounted for as an investment on the Company’s balance sheet. We do not consolidate TAG’s financial statements.

Note 6 – LOANS PAYABLE DUE TO RELATED PARTIES

As of July 31, 2022 and 2021, the Company’s former chief executive officer had an outstanding balance of $96,400 and $97,000, respectively. The loan is non-interest bearing and due on demand. The loan has been retired subsequent to July 31, 2022 through the sale of our oil and natural gas interests to the note holder.

Note 7 - CONVERTIBLE NOTE PAYABLES

The Company had convertible note payables with two third parties with stated interest rates ranging between 10% and 12% and 22% default interest not including penalties. These notes have a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands; accordingly, the conversion option has been treated as a derivative liability in the accompanying interim financial statements. As of July 31, 2021, the Company had the following third-party convertible notes outstanding:

Lender	Origination	Maturity	July 31, 2022	July 31, 2021	Interest

KBM Worldwide Inc	9/8/14	6/12/15	$-	$32,149	22%
KBM Worldwide Inc.	12/29/14	10/1/15	-	95,848	22%
GS Capital	6/29/21	6/29/22	151,500	151,500	24%
			151,500	279,497

F-15

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

The convertible note for GS Capital converts at a price of 60% of the lowest trading price for the twenty (20) days prior to and including the date of notice of conversion. The number of shares that the loan can be converted into depends on the trading price at the time of conversion. At July 31, 2022 the note theoretically would convert into 36,594,203 common shares.

The notes for KBM Worldwide converted at a price of 61% of the average of the lowest five trading price for the last ten (10) trading days ending on the latest trading date prior to date of conversion to and including the date of notice of conversion. The number of shares that the loan can be converted into depends on the trading price at the time of conversion. As of July 31, 2022, the KBM notes have been fully retired.

During the year ended July 31, 2022, third-party lenders converted $127,997 of principal and interest into 49,466,978 shares of common stock.

During the year ended July 31, 2021, third-party lenders converted $232,057 of principal and interest into 22,187,901 shares of common stock.

The variables used for the Black-Scholes model are as listed below:

	July 31,2022	July 31, 2021

●	Volatility: 355%	Volatility: 253% - 466%

●	Risk free rate of return: 2.98%	Risk free rate of return: 1.24%- 1.53%

●	Expected term: 1 year	Expected term: 1-3 years

On June 29, 2021, a third-party loaned the Company $151,500 in a 10% debenture that matures on June 29, 2022. The transaction netted the Company $125,000.00 after legal fees and due diligence expenses. The third party was also issued 2,500,000 shares of common stock as a loan incentive. Of the $125,000 proceeds, $93,899 was used to settle $391,196 of third-party debt resulting in debt settlement income of $297,297.

Note 8 – INCOME TAXES

The Company did not file its federal tax returns for fiscal years from 2012 through 2022. Management at year-end 2022 believed that it should not have any material impact on the Company’s financials because the Company did not have any tax liabilities due to net loss incurred during these years.

Based on the available information and other factors, management believes it is more likely than not that any potential net deferred tax assets on July 31, 2022 and 2021 will not be fully realizable.

Note 9 – STOCKHOLDERS ‘EQUITY

Common Stock

During the year ended July 31, 2021, the Company increased the authorized shares for common stock of the Company from 100,000,000 to 1,000,000,000.

During the year ended July 31, 2021, third-party lenders converted $232,057 of principal and interest into 22,187,901 shares of common stock.

During the year ended July 31, 2022, third-party lenders converted $127,997 of principal and interest into 49,466,978 shares of common stock.

F-16

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Preferred Stock

During the year ended July 31, 2021, the Company increased the authorized shares for preferred stock of the Company from 10,000,000 to 250,000,000. The preferred shares are in three classes:

●	Class A shares which, 130,000,000 authorized are convertible into 50 shares of common shares for each share, these shares have voting rights of 1 vote per share. At July 31, 2022 and 2021, there were 0 shares issued and outstanding.
●	Class B shares, 20,000,000 authorized, which are convertible into 1,000 shares of common shares for each share, these shares have voting rights of 1,000 votes per share. At July 31, 2022 and 2021, there were 536,876 and 300,000 shares issued and outstanding which equates into 536,876,000 and 300,000,000 votes, respectively.
●	Class C shares, 1,000,000 authorized, which are convertible into 1 share of common shares for each share. These shares have voting rights of 100,000 votes per share. At July 31, 2022 and 2021 there were 1,000,000 shares outstanding which equates into 100,000,000,000 votes. These shares represent the controlling votes of the Company. These shares are all issued to the Company CEO. There are 99,000,000 shares of preferred shares authorized that have not been assigned a class at this time for future requirements.

On July 31, 2021 the Company issued 300,000 shares of Class B Preferred for the acquisition of KANAB CORP. at $0.04 per share.

On July 31, 2021 the Company issued 1,000,000 shares of Class C preferred to the Company’s CEO at $0.0001 per share.

During the year ended July 31, 2022, the Company issued 22,000 shares of Class B Preferred for services. These shares were valued at the value of the as-if converted common shares on the date of issuance.

During the year ended July 31, 2022, the Company issued 15,504 shares of Class B Preferred to the Company’s CEO for the conversion of accrued compensation of $80,000.

On November 28, 2021 the Company issued 99,686 series B preferred shares of its stock for 2,036,188 common shares of GenBio, Inc., representing 19.9% ownership. GenBio, Inc is a biotechnology company that researches natural products that act on new molecular pathways, primarily to suppress inflammation at critical points in these biochemical pathways. Based on a stock price at closing of .0019 and 99,686,000 common stock equivalents, this values the investment at $189,749.

On January 1, 2022, the Company issued 99,686 Series B preferred shares of its stock for 1,242,000 Member Interests of The Agrarian Group, LLC (“TAG”) representing 19.9% ownership. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841.

Warrants

On June 29, 2021, the Company issued 15,000,000 warrants as to GS Capital Group LLC as part of the convertible debenture financing to fund operations. These warrants have a three-year expiration and a strike price of $0.01

On June 28, 2021, the Company issued 50,000,000 warrants with a five-year expiration and $.0001 exercise price to FOMO Advisors LLC for future advisory services.

The Company estimates the fair value of each award on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. Since Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate award exercise and employee termination within the valuation model, whereby separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of granted awards is derived from the output of the option valuation model and represents the period of time that granted awards are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

F-17

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

These FOMO Advisors LLC warrants were valued at $450,000 and are being recognized over the life of the agreement. At July 31, 2022, the Company had recognized $99,616 and $350,384 was unrecognized. The following are the assumptions utilized in valuing the warrants:

Volatility	465%
Expected life	5 years
Risk free rate	3%
Dividend yield	0%

The following table sets forth common share purchase warrants outstanding as of July 31, 2022 and 2021:

		Weighted Average	Intrinsic
	Warrants	Exercise Price	Value
Outstanding, August 1, 2021	-	-	-

Warrants granted	65,000,000	$0.0024	-
Warrants exercised	-	-	-
Warrants forfeited	-	-	-

Outstanding, July 31, 2021	65,000,000	0.0024	430,000

Warrants granted	-	-	-
Warrants exercised	-	-	-
Warrants forfeited	-	-	-

Outstanding, July 31, 2022	65,000,000	$0.0024	$105,000

Note 10 - COVID-19 PANDEMIC UPDATE

In March 2020, the World Health Organization declared a global health pandemic related to the outbreak of a novel coronavirus. The COVID-19 pandemic adversely affected the company’s financial performance in the third and fourth quarters of fiscal year 2020 and could have an impact throughout fiscal year 2021. In response to the COVID-19 pandemic, government health officials have recommended and mandated precautions to mitigate the spread of the virus, including shelter-in-place orders, prohibitions on public gatherings and other similar measures. There is uncertainty around the duration and breadth of the COVID-19 pandemic, as well as the impact it will have on the company’s operations, supply chain and demand for its products. As a result, the ultimate impact on the company’s business, financial condition or operating results cannot be reasonably estimated at this time.

Note 11 – COMMITMENTS AND CONTINGENCIES

On August 1, 2021, the Board of Directors approved compensation to Vikram Grover CEO of $10,000 per month, broken down as $2,500 cash $7,500 stock if the Company is not SEC current, and $5,000 cash $5,000 stock when brought SEC current. Mr. Grover can elect to take the entire amount in Series B Preferred shares priced off the 20-day moving average closing bid price of HMLA common stock (1-1000 ratio) upon written notice at any time.

During the year ended July 31, 2022, the Company accrued $120,000 in compensation expense under this agreement, of which $80,000 was converted into 15,504 shares of Class B preferred stock.

F-18

Himalaya Technologies, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2022 AND 2021

Note 12 – SUBSEQUENT EVENTS

On August 11, 2022, the remaining $40,000 accrued under the employment agreement with the Company CEO was 9,090 shares of Class B preferred stock.

On August 15, 2022, the Company entered into a convertible note agreement 1800 Diagonal Lending LLC for $39,250, due on August 15, 2023 and bearing interest at 8%. The convertible note is convertible at 61% multiplied by the lowest trading price for the common stock during the ten-trading day period ending on the latest complete trading day prior to the conversion date.

On October 10, 2022, FOMO Corp. extended the maturity on its $50,000 loan to the Company to December 31, 2023 and waived all default provisions under section 8 (a) through (n). All other provisions of the loan remain in effect.

On November 8, 2022, the Company reached an agreement with its former CEO to sell the Company’s interest in all of its crude oil and natural gas properties for $112,000, representing the amounts due to the Company’s prior CEO.

On September 8, 2022, we amended our Articles of Incorporation to increase our authorized common shares from one billion to two billion.

F-19

Himalaya Technologies Inc

Condensed Consolidated Balance Sheets

(Unaudited)

	October 31,	July 31,
	2022	2022
ASSETS

Current assets
Cash	$9,097	$4,141
Total current assets	9,097	4,141

Other assets:
Investment in oil and natural gas properties	-	-
Investment GenBio	189,749	189,749
Investment TAG	119,841	119,841
Website design	18,220	13,338
Total other assets	327,810	322,928

Total assets	$336,907	$327,069

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities

Current liabilities
Accounts payable and accrued expenses	$294,144	$293,856
Derivative liability	535,194	440,766
Loan from shareholder	96,400	96,400
Loan from affiliate	38,290	38,222
Loans payable due to non-related parties, net	187,397	151,500
Total current liabilities	1,151,425	1,020,744

Total liabilities	1,151,425	1,020,744

Stockholders’ deficit
Common stock; $0.0001 par value authorized: 1,000,000,000 shares at October 31, and July 31, 2022, respectively: issued and outstanding 147,201,861 at October 31, and July 31, 2022, respectively	14,720	14,720
Preferred stock Class A; $0.0001 par value authorized: 130,000,000 shares at October 31, and July 31, 2022, respectively: issued and outstanding 0 at October 31, and July 31, 2022, respectively: discretionary 1% dividend	-	-
Preferred stock Class B; $0.0001 par value authorized: 20,000,000 shares at October 31, and July 31, 2022, respectively: issued and outstanding 545,966 and 536,876 at October 31, and July 31, 2022, respectively: discretionary 1% dividend	55	54
Preferred stock Class C; $0.0001 par value authorized: 1,000,000 shares at October 31, and July 31, 2022, respectively: and issued and outstanding 1,000,000 and 1,000,000 at October 31, and July 31, 2022,respectively: discretionary 1% dividend	100	100
Additional paid-in-capital	7,413,426	7,350,927
Accumulated deficit	(8,242,819)	(8,059,476)
Total stockholders’ deficit	(814,518)	(693,675)

Total liabilities and stockholders’ deficit	$336,907	$327,069

The accompanying notes are an integral part of these condensed consolidated financial statements

F-20

Himalaya Technologies Inc

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended October 31,
	2022	2021

Operating revenue	$-	$-

Cost of revenue	-	-

Gross profit	-	-

Operating expenses:
General and administrative	80,599	21,438
Amortization expense	1,118	583
	81,717	22,021

Loss from operations	(81,717)	(22,021)

Other income (expenses)
Interest expense	(7,354)	(4,924)
Change in derivative liability	(29,491)	59,550
Derivative expense	(64,937)	-
Other income	156	304
Total other income (expenses)	(101,626)	54,930

Loss before income taxes	(183,343)	32,909

Provision for income taxes	-	-

Net income (loss)	$(183,343)	$32,909

Net loss per share, basic and diluted	$(0.00)	$0.00

Weighted average common equivalent share outstanding, basic and diluted	147,201,861	76,274,181

The accompanying notes are an integral part of these condensed consolidated financial statements

F-21

Himalaya Technologies Inc

Condensed Consolidated Statement of Stockholders’ Deficit

(Unaudited)

	Common Stock		Preferred Stock
			Class A		Class B		Class C		Additional		Total
	Number of	No par	Number of	$0.0001 par	Number of	$0.0001 par	Number	$0.0001 par	paid-in	Accumulated	stockholders’
	Shares	value	Shares	value	Shares	value	of Shares	value	capital	deficit	deficit
Balance, July 31, 2022	147,201,861	$14,720	-	$-	536,876	$54	1,000,000	$100	$7,350,927	$(8,059,476)	$(693,675)

Shares issued for accrued compensation	-	-	-	-	9,090	1	-	-	39,999	-	40,000
Recognition of warrants	-	-	-	-	-	-	-	-	22,500	-	22,500
Net loss	-	-	-	-	-	-	-	-	-	(183,343)	(183,343)

Balance, October 31, 2022	147,201,861	$14,720	-	$-	545,966	$55	1,000,000	$100	$7,413,426	$(8,242,819)	$(814,518)

Balance, July 31, 2021	97,734,883	9,773	-	-	300,000	30	1,000,000	100	6,709,111	(7,862,437)	(1,143,423)
Conversion of convertible debt	30,198,755	3,020	-	-	-	-	-	-	66,429	-	69,449
Shares issued for services	-	-	-	-	20,000	2	-	-	798	-	800
Net income	-	-	-	-	-	-	-	-	-	32,909	32,909

Balance, October 31, 2021	127,933,638	$12,793	-	$-	320,000	$32	1,000,000	$100	$6,776,338	$(7,829,528)	$(1,040,265)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-22

Himalaya Technologies Inc

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the Three Months Ended October 31,
	2022	2021
Cash flows provided by (used for) operating activities:
Net income (loss)	$(183,343)	$32,909
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization expense	1,118	583
Change in derivative liability	29,491	(59,550)
Derivative expense	64,937	-
Amortization of debt discount	897	-
Loan cost	-	(1,728)
Shares/ Warrants issued for services	22,500	800
Increase (decrease) in assets and liabilities:
Accounts payable	33,831	4,923
Accrued interest on loans payable	6,457

Net cash used for operating activities	(24,112)	(22,063)

Cash flows provided by (used for) Investing activities
Payment for website design	(6,000)	-

Net cash provided by (used for) investing activities	(6,000)	-

Cash flows provided by (used for) Financing activities
Payment of related party loan	(12,932)	(300)
Proceeds from loan from affiliate	13,000	(314)
Proceeds from non-related loans	35,000	-

Net cash provided by (used for) financing activities	35,068	(614)

Net (decrease) increase in cash	4,956	(22,677)
Cash, beginning of period	4,141	28,618

Cash, end of period	$9,097	$5,941

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Preferred stock issued for accrued compensation	$20,000	$-
Common stock issued for debt	$-	$761,456

The accompanying notes are an integral part of these condensed consolidated financial statements

F-23

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

Note 1 – ORGANIZATION

Himalaya Technologies, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 8, 2003. The Company’s principal historical activities had been the acquisition of a mineral property in the State of New Mexico. During the fiscal year ended July 31, 2010, the Company began to acquire working interests in a seismic exploration program as well as a drilling program in crude oil and natural gas properties in Oklahoma. Prior to July 31, 2019 the Company discontinued the exploration and drilling in Oklahoma and New Mexico. The Company has leases on two properties that were fully depleted prior to July 31, 2019. Over the past few years, the company generated approximately $1,500 per year of net revenue from these leases. Subsequent to October 31, 2022 the Company reached an agreement with the Company’s prior CEO to distribute the oil and natural gas leases in payment of loan made to us by the former CEO and settlement of accrued compensation and expenses due to him.

On June 28, 2021, the Company amended its Articles of Incorporation to change the name of the Company to “Himalaya Technologies, Inc.” from Homeland Resources Ltd.

The Company’s business plan includes completing its’ social site Kanab.Club targeting health and wellness based on the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing its 19.9% investment GenBio, Inc.’s health and wellness products targeting anti-inflammatory nutraceuticals to consumers. Additionally, the Company intends to pursue growth of its minority investment in agriculture technology in The Agrarian Group, LLC (“TAG”).

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and applicable rules and regulations of the U.S. Securities and Exchange Commission (SEC) regarding interim financial reporting. Accordingly, they do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with GAAP. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022.

In management’s opinion, these unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of October 31, 2022 and the results of operations and cash flows for the three months ended October 31, 2022 and 2021. The results of operations for the three and nine months ended October 31, 2022 are not necessarily indicative of the results to be expected for the full year or any other future interim or annual period.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accounts payable, the recoverability of long-term assets, and the valuation of derivative liabilities.

Consolidation

The consolidated financial statements include the accounts and operations of the Company, and its wholly owned subsidiary, KANAB CORP. All material intercompany transactions and accounts have been eliminated in the consolidation.

F-24

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

Cash

Cash consists of deposits in two large national banks. On October 31, and July 31, 2022, respectively, the Company had $9,097 and $4,141 in cash in the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash accounts payable, accrued liabilities, short-term debt, and derivative liability, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures,”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1 input to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s analyses of all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The Company has recorded the conversion option on notes as a derivative liability because of the variable conversion price, which in accordance with U.S. GAAP, prevents them from being considered as indexed to our stock and qualified for an exception to derivative accounting.

The Company recognizes derivative instruments as either assets or liabilities on the accompanying balance sheets at fair value. We record changes in the fair value of the derivatives in the accompanying statement of operations.

Assets and liabilities measured at fair value are as follows as of October 31, 2022:

	Total	Level 1	Level 2	Level 3
Assets
Total assets measured at fair value

Liabilities
Derivative liability	535,194			535,194
Total liabilities measured at fair value	535,194			535,194

F-25

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

Assets and liabilities measured at fair value are as follows as of July 31, 2022:

	Total	Level 1	Level 2	Level 3

Assets
Total assets measured at fair value

Liabilities
Derivative liability	440,766			440,766
Total liabilities measured at fair value	440,766			440,766

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS assumes that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). During the three months ended October 31, 2022 and 2021, the Company generated no revenues and incurred substantial losses, of which the vast majority were due to mostly non-cash charges for accrued interest, penalties and derivative charges related to convertible debt instruments. Therefore, the effect of any common stock equivalents on EPS is anti-dilutive during those periods.

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provides accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

F-26

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

On October 31, and July 31, 2022, the Company had not taken any significant uncertain tax positions on its tax returns for the period ended July 31, 2022 and prior years or in computing its tax provisions for any years. Prior management considered its tax positions and believed that all of the positions taken by the Company in its Federal and State tax returns were more likely than not to be sustained upon examination. The Company is subject to examination by U.S. Federal and State tax authorities from inception to present, generally for three years after they are filed. New management, which took control of the Company on June 21, 2021, is currently evaluating prior management’s decision to not file federal tax returns and plans on filing past returns and related 1099 filings for compensation paid to prior management, employees, consultants, contractors, and affiliates. The Company does not believe it has a material tax liability due to its operating losses in these periods but is preparing tax filings to bring itself current as it completes and moves forward on announced mergers and acquisitions.

Concentration of Credit Risk

Cash is mainly maintained by one highly qualified institution in the United States. At various times, such amounts are more than federally insured limits. Management does not believe that the Company is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company has not experienced any losses on our deposits of cash.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Crude Oil and Natural Gas Properties

The Company follows the full cost accounting method to account for crude oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of crude oil and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of crude oil and natural gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of crude oil and natural gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless, such adjustment would significantly alter the relationship between capital costs and proved reserves of crude oil and natural gas, in which case the gain or loss is recognized to income.

The capitalized costs of crude oil and natural gas properties, excluding unevaluated and unproved properties, are amortized using the units-of-production method based on estimated proved recoverable crude oil and natural gas reserves. Amortization of unevaluated and unproved property costs begins when the properties become proved or their values become impaired. Impairment of unevaluated and unproved prospects is assessed periodically based on a variety of factors, including management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development.

Under full cost accounting rules for each cost center, capitalized costs of evaluated crude oil and natural gas properties, including asset retirement costs, less accumulated amortization and related deferred income taxes, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved crude oil and natural gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

F-27

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

Given the volatility of crude oil and natural gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved crude oil and natural gas reserves could change in the near term. If crude oil and natural gas prices decline in the future, even if only for a short period of time, it is possible that additional impairments of crude oil and natural gas properties could occur. In addition, it is reasonably possible that additional impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved crude oil and natural gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved crude oil and natural gas reserves.

The crude oil and gas properties are fully depleted.

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. Revenue from sales of products is recognized when the related performance obligation is satisfied. The Company’s performance obligation is satisfied upon the shipment or delivery of products to customers.

Stock-Based Compensation

The Company accounts for all stock-based compensation using a fair value-based method. The fair value of equity-classified awards granted to employees is estimated on the date of the grant using the Black-Scholes option-pricing model and the related stock-based compensation expense is recognized over the vesting period during which an employee is required to provide service in exchange for the award.

Intangible Assets

The Company’s intangible assets include the Kanab.Club website, which was developed for external use. The Company carries these intangibles at cost, less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful lives, estimated to be 5 years. Costs that are incurred to produce the finished product after technological feasibility has been established are capitalized as an intangible asset. The company performs periodic reviews to ensure that unamortized program costs remain recoverable from future revenue.

Goodwill and Other Acquired Intangible Assets

The Company initially records goodwill and other acquired intangible assets at their estimated fair values and reviews these assets periodically for impairment. Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination and is tested at least annually for impairment, historically during our fourth quarter.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of October 31, and July 31, 2022, which consist of convertible instruments and warrants in the Company’s common stock and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

F-28

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company reported an accumulated deficit of $8,242,819 as of October 31, 2022. The Company also had negative working capital of $1,142,328 at October 31, 2022 and had operating losses of $81,717 and $22,021 for the three months ended October 31, 2022 and 2021, respectively. To date, these losses and deficiencies have been financed principally through the issuance of common stock, loans from related parties and loans from third parties.

In view of the matters described, there is substantial doubt as to the Company’s ability to continue as a going concern without a significant infusion of capital. The Company anticipates that we will have to raise additional capital to fund operations over the next 12 months. To the extent that the Company is required to raise additional funds to acquire properties, and to cover costs of operations, the Company intends to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing may involve substantial dilution to existing investors.

Note 4 – ACQUISITION OF KANAB CORP.

On July 31, 2021, the Company acquired 100% interest in KANAB CORP., a cannabis information services company operating a website Kanab.Club (https://www.kanab.club/). KANAB CORP.’s business plan includes completing its social site targeting health and wellness products and services in the cannabis market, generating revenues from advertising and subscriptions, incorporating social media site into the site, and marketing health and wellness products targeting consumers. KANAB CORP. is a development stage company that does not offer e-commerce services at this time, nor do we touch the cannabis plant and, given these matters, do not believe regulatory oversight or rules of law are a risk factor to the business. As consideration for the purchase, we issued 300,000 shares of Class B preferred stock. As KANAB CORP. was acquired from the Company’s Chief Executive Officer and a company controlled by the Company’s Chief Executive Office, the Company has accounted for the acquisition as an acquisition under common control, recorded at cost. The historical value of the development costs at acquisition for the website design was $11,500. As an acquisition under common control, the results of operations for KANAB CORP. are included in the consolidated results of operations for the year ended July 31, 2021. Although KANAB CORP. has not generated any revenues, it has developed a website that is currently active and generating traffic. Subsequent to the acquisition, additional expenses were incurred in further enhancing the Kanab.Club website.

F-29

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

The following summarizes the acquired intangible assets:

	July 31,	July 31,
	2022	2021
Intangible assets	$23,800	$17,800
Accumulated amortization	(5,580)	(4,462)
	$18,220	$13,338

Note 5 - INVESTMENTS

On November 28, 2021, the Company issued 99,686 series B preferred shares of stock for 2,036,188 common shares of GenBio, Inc., representing 19.9% ownership. GenBio, Inc is a biotechnology company that researches natural products that act on new molecular pathways, primarily to suppress inflammation at critical points in these biochemical pathways. Based on a stock price at closing of .0019 and 99,686,000 common stock equivalents, this values the investment at $189,749. The GenBio transaction is being accounted for as an investment on the Company’s balance sheet. The Company does not consolidate GenBio’s financial statements.

On January 1, 2022, the Company issued 99,686 series B preferred shares of HMLA stock for 1,242,000 Member Interests of The Agrarian Group, LLC (“TAG”) representing 19.9% ownership. Based on a stock price at closing of .0012 and 99,686,000 common stock equivalents, this values the investment at $119,841. The TAG transaction is being accounted for as an investment on the Company’s balance sheet. The Company does not consolidate TAG’s financial statements.

Note 6 – LOANS PAYABLE DUE TO RELATED PARTIES

As of October 31, and July 31, 2022, the Company’s former chief executive officer had an outstanding balance of $96,400 and $96,400, respectively. The loan is non-interest bearing and due on demand. The loan has been retired subsequent to October 31, 2022 through the sale of the Company’s oil and natural gas interests to the note holder.

On June 28, 2021, the Company received a loan of $25,000 from FOMO WORLDWIDE, INC. (“FOMO”), a related party which was amended to a maximum limit of $100,000 on September 1, 2021. At October 31, 2022, the loan balance was $38,290. The convertible note for FOMO WORLDWIDE, INC. converts at a price of 30% of the average of the two lowest trading prices for the twenty (20) days prior to and including the date of notice of conversion. The number of shares that the loan can be converted into depends on the trading price at the time of conversion. At October 31, 2022, the note theoretically would convert into 59,364,341 common shares. The convertible note was originally due on December 25, 2021. This maturity has been extended, most recently on October 10, 2022, to December 31, 2023 and FOMO waived all default provisions under section 8 (a) through (n). All other provisions of the loan remain in effect.

Note 7 - CONVERTIBLE NOTE PAYABLES

The Company had convertible note payables with two third parties with stated interest rates ranging between 10% and 12% and 22% default interest not including penalties. These notes have a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands; accordingly, the conversion option has been treated as a derivative liability in the accompanying interim financial statements. As of October 31, and July 31, 2022, the Company had the following third-party convertible notes outstanding:

Lender	Origination	Maturity	October 31, 2022	July 31, 2022	Interest

GS Capital Partners LLC	6/29/21	6/29/22	151,500	151,500	24%
1800 Diagonal Lending LLC	8/15/22	8/15/23	39,250	-	8%
			190,750	151,500

F-30

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

The convertible note for GS Capital Partners LLC converts at a price of 60% of the lowest trading price for the twenty (20) days prior to and including the date of notice of conversion. The number of shares that the loan can be converted into depends on the trading price at the time of conversion. At October 31, 2022, the note theoretically would convert into 126,250,000 common shares.

On August 15, 2022, the Company entered into a convertible note agreement 1800 Diagonal Lending LLC for $39,250, due on August 15, 2023 and bearing interest at 8%. The convertible note is convertible at 61% multiplied by the lowest trading price for the common stock during the ten-trading day period ending on the latest complete trading day prior to the conversion date. At October 31, 2022, the note theoretically would convert into 32,172,131 common shares.

In connection with the convertible note with 1800 Diagonal Lending LLC, the note contained an original issue discount (“OID”) of $4,250. During the three months ended October 31, 2022, $897 of this discount has been amortized as interest expense.

The variables used for the Black-Scholes model are as listed below:

	October 31,2022	July 31, 2022

●	Volatility: 337%	Volatility: 355%

●	Risk free rate of return: 4.76%	Risk free rate of return: 2.98%

●	Expected term: 1 year	Expected term: 1 year

Note 8 – INCOME TAXES

The Company did not file its federal tax returns for fiscal years from 2012 through 2022. Management at year-end 2022 believed that it should not have any material impact on the Company’s financials because the Company did not have any tax liabilities due to net loss incurred during these years.

Based on the available information and other factors, management believes it is more likely than not that any potential net deferred tax assets on July 31, 2022 and 2021 will not be fully realizable.

Note 9 – STOCKHOLDERS ‘EQUITY

Common Stock

The Company has 1,000,000,000 shares of common stock authorized, and 147,201,861 issued and outstanding at October 31, and July 31, 2022.

During the three months ended October 31, 2022, no shares of common stock were issued.

During the three months ended October 31, 2021, third-party lenders converted $69,449 of principal and interest into 30,198,755 shares of common stock.

Preferred Stock

The Company has 250,000,000 of preferred stock authorized. The preferred shares are in three classes:

●	Class A shares which, 130,000,000 authorized are convertible into 50 shares of common shares for each share, these shares have voting rights of 1 vote per share. At October 31, 2022 and July 31, 2022, there were 0 shares issued and outstanding.

F-31

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

●	Class B shares, 20,000,000 authorized, which are convertible into 1,000 shares of common shares for each share, these shares have voting rights of 1,000 votes per share. At October 31, 2022 and July 31, 2022, there were 545,966 and 536,876shares issued and outstanding which equates into 545,966,000 and 536,876,000 votes, respectively.
●	Class C shares, 1,000,000 authorized, which are convertible into 1 share of common shares for each share. These shares have voting rights of 100,000 votes per share. At October 31, 2022 and July 31, 2022 there were 1,000,000 shares outstanding which equates into 100,000,000,000 votes. These shares represent the controlling votes of the Company. These shares are all issued to the Company CEO. There are 99,000,000 shares of preferred shares authorized that have not been assigned a class at this time for future requirements.

During the three months ended October 31, 2022, the Company issued 9,090 shares of Class B Preferred to the Company’s CEO for the conversion of accrued compensation of $40,000.

During the three months ended October 31, 2021, the Company issued 20,000 shares of Class B Preferred for services. These shares were valued at the value of the as-if converted common shares on the date of issuance.

Warrants

On June 29, 2021, the Company issued 15,000,000 warrants as to GS Capital Group as part of the convertible debenture financing to fund operations. These warrants have a three-year expiration and a strike price of $0.01

On June 28, 2021, the Company issued 50,000,000 warrants with a five-year expiration and $.0001 exercise price to FOMO Advisors LLC for advisory services.

The Company estimates the fair value of each award on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. Since Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate award exercise and employee termination within the valuation model, whereby separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of granted awards is derived from the output of the option valuation model and represents the period of time that granted awards are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

The 50,000,000 warrants issued to FOMO Advisors LLC were valued at $450,000 and are being recognized over the life of the agreement. The 15,000,000 warrants issued to GS Capital Group were accounted for as part of the embedded derivative liability. At October 31, 2022, the Company had recognized $122,116 and $327,884 was unrecognized. The following are the assumptions utilized in valuing the warrants:

Volatility	465%
Expected life	5 years
Risk free rate	3%
Dividend yield	0%

F-32

Himalaya Technologies, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2022 AND 2021

(UNAUDITED)

The following table sets forth common share purchase warrants outstanding as of October 31, 2022:

		Weighted Average	Intrinsic
	Warrants	Exercise Price	Value
Outstanding, August 1, 2022	65,000,000	$0.0024	105,000

Warrants granted	-	-	-
Warrants exercised	-	-	-
Warrants forfeited	-	-	-

Outstanding, October 31, 2022	65,000,000	0.0024	$14,000

Note 11 – COMMITMENTS AND CONTINGENCIES

On August 1, 2021, the Board of Directors approved compensation to Vikram Grover CEO of $10,000 per month, broken down as $2,500 cash $7,500 stock if the Company is not SEC current, and $5,000 cash $5,000 stock when brought SEC current. Mr. Grover can elect to take the entire amount in Series B Preferred shares priced off the 20-day moving average closing bid price of HMLA common stock (1-1000 ratio) upon written notice at any time.

During the three months ended October 31, 2022, the Company accrued $40,000 in compensation expense under this agreement and converted $40,000 in accrued compensation into 9,090 shares of Class B preferred stock.

Note 12 – ACQUISITION

None.

Note 13 – SUBSEQUENT EVENTS

On November 8, 2022, the Company reached an agreement with its former CEO to sell the Company’s interest in all of its crude oil and natural gas properties for $112,000, representing the amounts due to the Company’s prior CEO under loans and accrued compensation.

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PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation**
2.2	Amendment to Articles of Incorporation**
2.3	Amendment to Articles of Incorporation
2.4	By-Laws**
2.5	Certificate of Designation Preferred A Convertible Stock*
2.6	Certificate of Designation Preferred B Convertible Stock*
2.7	Certificate of Designation Preferred C Convertible Stock*
4.1	Subscription Agreement
6.1	Himalaya Technologies Sprecher Brewing Company Co-pack Agreement***
6.2	Brokerwebs Statement of Work - Stock Chat Room for Kanab.Club****
6.3	GS Capital Partners Loan Document June 29, 2021*****
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
11.2	Consent of Victor Mokuolu CPA LLC
11.3	Consent of Boyle CPA LLC
12.1	Opinion of Milan Saha, Esq.

*Incorporated by Reference to the exhibits to the Registrant’s Form 10-12G, filed January 19, 2022 File Number 000-55282

** Incorporated by Reference to the exhibits to the Registrant’s Form 10-12G, filed January 19, 2022 File Number 000-55282. Incorporated by reference to the exhibits to the registrant’s registration statement on Form SB-1 filed November 19, 2007, file number 333-147501. Incorporated by reference to the exhibits to the registrant’s registration statement on Form SB-1 filed November 19, 2007, file number 333-147501.

*** Incorporated by Reference to the exhibit to the Registrant’s Form 8-K/A filed June 1, 2022.

**** Incorporated by Reference to the exhibit to the Registrant’s Form 8-K filed August 22, 2022

*****Incorporated by Reference to exhibit 10.1 to the Registrant’s Form 8-K filed July 6, 2021.

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Chicago, State of Illinois, on January 19, 2023.

HIMALAYA TECHNOLOGIES, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 19, 2023

By:	/s/ Vikram P. Grover
Name: Vikram P. Grover
Title: Chief Executive Officer

Date: January 19, 2023

SIGNATURES OF DIRECTORS:

By:	/s/ Vikram P. Grover
Name: Vikram P. Grover
Title: Director/Chairman

Date: January 19, 2023

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